Exhibit 99.1

                             July 28, 2011

Contact:                      Douglas J. Glenn
     Executive Vice President, General Counsel and
    Chief Operating Officer
    (757) 217-3634

HAMPTON ROADS BANKSHARES ANNOUNCES NEW LEADERSHIP FOR GATEWAY BANK MORTGAGE, INC.

Following Evaluation, Company To Retain Ownership Of Gateway Mortgage

Norfolk, Virginia, July 28, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced the promotion of Chris Corchiani and Glenn R. Astolfi to Chief Executive Officer and President/Chief Operating Officer, respectively, of its Gateway Bank Mortgage, Inc. (”Gateway Mortgage”) subsidiary.  Corchiani and Astolfi previously served as Director of Mortgage Lending and Mortgage Sales Manager, respectively.  The appointments are effective immediately.  Kevin W. Pack has resigned as Chief Executive Officer and President of Gateway Mortgage.

The Company also announced that, following an evaluation of the potential divestiture of Gateway Mortgage, it has determined that it makes strategic and financial sense to retain ownership of the business.  The Company implemented a leadership change to support the growth and profitability of the business going forward.

Prior to serving as Director of Mortgage Lending for Gateway Mortgage, Corchiani was Chief Executive Officer of DNJ Mortgage, LLC (“DNJ”), in Raleigh, NC from 2004 to 2010.  Previously, he was a professional basketball player in the National Basketball Association and in Europe.

Prior to joining Gateway Mortgage as Mortgage Sales Manager, Astolfi was Chief Operating Officer of DNJ from 2005 to 2010 and a Loan Officer from 2002 to 2005.  Previously, Astolfi held a variety of positions in the travel and retail industries, including serving as Executive Vice President/Chief Operating Officer and Chief Financial Officer of Travelfest Superstores in Austin, Texas.

In 2010, DNJ was subsumed into DNJ Gateway Mortgage, LLC, a joint venture that is 51% owned by Gateway Mortgage and 49% owned by Team 13, LLC.  Corchiani and Astolfi are two of the five owners of Team 13, LLC. DNJ Gateway Mortgage, LLC is one of the largest retail mortgage originators in North Carolina.

 Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s growth and profitability going forward.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, those factors addressed in the Company’s most recent prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on June 15, 2011 and other filings made with the SEC.

 About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates forty-six banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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